UNITED STATES BANKRUPTCY COURT

                          SOUTHERN DISTRICT OF FLORIDA

In re                                                 CASE NO. 97-20203-BKC-RBR

                                                      CHAPTER 11

ATLAS ENVIRONMENTAL, INC.                             (Jointly Administered)
SOUTH FLORIDA THERMAL SERVICES, INC.                  CASE NO. 97-20204-BKC-RBR
FLORIDA SPECIALIZED CARRIERS, INC.                    CASE NO. 97-20205-BKC-RBR
KLEENSOIL INT'L., INC.                                CASE NO. 97-20206-BKC-RBR
TRANSOIL, INC.                                        CASE NO. 97-20207-BKC-RBR
WASTE MAGIC RECYCLERS, INC.                           CASE NO. 97-20208-BKC-RBR
WASTE MAGIC RECYCLERS PALM BEACH, INC.                CASE NO. 97-20209-BKC-RBR
WASTE MAGIC RECYCLERS CENTRAL, INC.                   CASE NO. 97-20210-BKC-RBR
HOMESTEAD LANDFILL & RECYCLING
 MGMT. CO.                                            CASE NO. 97-20211-BKC-RBR
NAPLES RECYCLING RESOURCES, INC.                      CASE NO. 97-20212-BKC-RBR
SOUTH FLORIDA RECOVERY, INC.                          CASE NO. 97-20213-BKC-RBR
and ROYAL CROWN CARTING, INC.                         CASE NO. 97-20214-BKC-RBR
              Debtors.

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              ORDER AUTHORIZING THE CHAPTER 11 TRUSTEE TO (I) SELL
             ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES
                  OTHER THAN TAX LIENS; (II) ASSUME AND ASSIGN
               EXECUTORY CONTRACTS, UNEXPIRED LEASES AND PERMITS;
            (III) ENTER INTO AGREEMENT WITH BNY FINANCIAL CORPORATION
          AND (IV) ENTER INTO AGREEMENT WITH NATIONAL RESOURCE RECOVERY

       Upon the Trustee's Motion Seeking Entry of an Order: (I) Scheduling Hearings to Approve (A) the Sale of Substantially All of the Debtors' Assets, Free and Clear of All Liens, Claims and Encumbrances Other than Tax Liens, Pursuant to 11 U.S.C. ss.ss. 105 and 363 and the Assumption and Assignment of Certain Executory Contracts, Unexpired Leases and Permits Pursuant to 11 U.S.C. ss. 365, and Approving Agreement With BNY Financial Corporation and (B) On an Emergency Basis, Bidding Procedures and Break Up Fee, (II) Approving Bidding Procedure and Break Up Fee and (III) Approving the Sale of Substantially All of the Debtors' Assets and Approving Agreement With BNY Financial Corporation (the "Motion"), Soneet R.


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Kapila, Chapter 11 Trustee ("Trustee") of the above-captioned
Debtors-in-possession (hereinafter referred to collectively as the "Debtors"), dated April 15, 1999, this Court entered an Order (the "Scheduling Order") (i) scheduling a hearing to be held on May 21, 1999 at 9:30 a.m. (the "Sale Hearing") to consider approval of the sale of substantially all of the assets of the Debtor to J.R. Capital, Inc., or its designee(s) (the "Purchaser"), authorizing the assumption and assignment of certain specified executory unexpired contracts, unexpired leases and permits, and approving an agreement between the Trustee and BNY Financial Corporation ("BNYFC") relating to the consummation of the sale transactions set forth in the Motion; and (ii) scheduling a hearing to be held on April 29, 1999 at 1:30 P.M. to approve bidding procedures and break up fees in connection with such sale (the "Bid Procedure Hearing"). At the conclusion of the Bid Procedure Hearing, an Order was entered approving the bidding procedures and break up fees (the "Bid Procedure Order"). The Motion operates as a motion for authority to sell assets pursuant to, INTER ALIA, Sections 105, 363(b), 363(f), 363(m), 365(b) and 365(f) of Title 11 of the United States Code, Bankruptcy Rules 2002, 4001, 6004, 6006 and 9019 and Local Rules 2002-1, 4001-1, 6004-1, 6006-1, 9013-1 and 9019-1 for
related relief necessary to consummate the transactions. The assets for which this authority was sought include substantially all of the real and personal property of the Debtor, including all general intangibles, as more specifically set forth in the Asset Purchase Agreement between the Trustee and the Purchaser dated May 14, 1999, heretofore filed with the Court (the "Purchase Agreement") in connection with the Motion. The Motion seeks approval of the Purchase Agreement to the Purchaser, or any party making the highest and best offer at the Sale Hearing in accordance with the Bid Procedure Order. Notice of the Bid Procedure Hearing and Sale Hearing was provided to all parties reflected in

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the Motion and required in the Scheduling Order, as well as to prospective purchasers. The Court, having reviewed the Motion and any written and oral objections thereto, having considered the record herein and the evidence presented, after hearing Holland & Knight, counsel to the Trustee, in support of the Motion at the Sale Hearing, and after hearing all other parties interested in being heard and providing an opportunity for all interested parties to bid on the Purchased Assets, it was adjudged that the offer of the Purchaser set forth in the Purchase Agreement was the highest and best offer and that the Purchased Assets should be sold to the Purchaser pursuant to the Purchase Agreement and that the related relief set forth in the Motion should be granted. In connection with the adjudication, the Court makes the following findings of fact and conclusions of law.

                                FINDINGS OF FACT

         A. The Debtors are in the waste management business. They own, manage and operate recycling, remediation, landfill and related operations. The Debtors' cases have been pending since January 14, 1997 (the "Petition Date"). The Trustee was appointed on October 19, 1998. An immediate sale of the Purchased Assets is necessary to preserve the remaining going-concern value of the businesses and is in the best interest of the estates.

         B. Pursuant to Order of this Court dated November 18, 1998, this Court established a deadline of January 11, 1999 for the filing of plans of reorganization by parties in interest other than the Trustee. No plan of reorganization was filed by any such party on or before January 11, 1999. Because of, among other factors, the substantial administrative claims which have accrued subsequent to the Petition Date coupled with the amount of indebtedness secured

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by the Purchased Assets, confirmation of a feasible plan of reorganization within a reasonable period of time would be costly and speculative at best, particularly if the plan was not consensual. Therefore, a sale of substantially all of the Debtor's assets pursuant to 11 U.S.C. ss.ss. 105 and 363, in the absence of a confirmed plan of reorganization, is appropriate under the circumstances. To delay the sale of the Purchased Assets pending confirmation of a plan of reorganization would result in further diminution of the value of the asset base and would continue the accrual of administrative claims with no resulting definable benefit to creditors. Moreover, in the event these cases were converted to Chapter 7 prior to a sale, this would simply result in an additional layer of administrative expense which would further erode any potential equity in the assets that might be available for distribution to administrative, secured, priority unsecured and/or general unsecured creditors. Yet another risk of conversion is the ultimate disposition of the assets, several of which may have attendant environmental concerns. Indeed, in the event of conversion, a Chapter 7 trustee may be precluded from abandoning these assets due to public welfare concerns. MIDLANTIC NATIONAL BANK V. NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION, 474 U.S. 494 (1986). Consequently, an immediate need exists for the parties to expeditiously close on the sale of the Purchased Assets in order to maintain the ongoing business operations of the Debtors and to avoid incurring additional administrative expenses.

         C. Purchaser's Offer to Purchase (the "Offer") and the Purchase Agreement represent the highest and best proposal for the sale of the Purchased Assets. No other bidders have made offers which, under the terms of the Bid Procedure Order, exceed or otherwise improve upon the Offer and Purchase Agreement.

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         D. The Court finds further that the Trustee thoroughly exhausted all efforts to confirm a plan of reorganization and, thereafter, to locate higher and better offers for the Debtors' assets than that of the Purchaser.

         E. The assumption and assignment to the Purchaser of the executory contracts, unexpired leases and permits identified in Exhibit "A" to this Order (collectively, the "Contracts") is an exercise of sound business judgment and is in the best interests of the estates and their respective creditors.

         F. All parties to the Contracts have received proper notice and an opportunity to be heard on the assumption and assignment of their respective Contracts. With the sole exception of National Resource Recovery, Ltd. ("NRR") whose objection was resolved, no party to any Contract timely filed or otherwise raised an objection to the Trustee's assumption and assignment. Since the May 21, 1999 hearing on the Motion, however, Purchaser and the Trustee have elected not to proceed with the assumption and assignment of that certain unexpired real property lease (the "Transoil Lease") between T/A Development, Inc., and Transoil, Inc. Accordingly, the Trustee will seek to reject that lease, which was listed on Schedule D to the Motion as a contract that would be assumed and assigned. This rejection shall not affect the Purchase Price.

         G. The cure amounts identified in Exhibit "A" hereto (collectively, the "Cure Amounts") are the amounts necessary to cure any and all defaults under the Contracts as of the Closing Date. The requirements set forth in 11 U.S.C. ss.365, including the provision of adequate assurance of future performance, are all satisfied.

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         H. The Lease between NRR and Waste Magic Recyclers Central, Inc. dated
July 1992 as modified and extended (the "Lease") shall be assumed and assigned to Purchaser pursuant to the terms of a certain Stipulation dated June 21, 1999 (the "NRR Stipulation"). The provisions of the Stipulation provide a cure of existing defaults under the NRR Lease and adequate assurance of future performance, as required by 11 U.S.C. ss. 365. A copy of the NRR Stipulation is attached hereto as Exhibit "B."

         I. BNYFC holds a blanket security interest in and first priority lien on, among other things, all of the Debtor's present and future acquired accounts, instruments, contract rights, chattel paper, general intangibles, inventory, equipment, vehicles, real estate, including all rents, profits, issues and revenues therefrom, with the exception of senior liens, if any, arising in connection with unpaid real and personal property taxes (the "Tax Liens"), and all proceeds therefrom in accordance with the pre-petition financing agreements and the post-petition cash collateral orders heretofore entered in the proceeding.

         J. BNYFC has heretofore consented to the use of substantial amounts of cash collateral to help sustain the Debtors' operations until the closing of the Purchase Agreement. BNYFC has agreed with the Purchaser to provide funding to allow the Purchaser to consummate the Purchase Agreement and has consented to the sale transactions conditioned upon the terms and provisions of the letter agreement dated April 15, 1999 between BNYFC and the Trustee (the "BNYFC Agreement").

         K. The BNYFC Agreement is an integral part of the sale transaction, therefore approval of same is in the best interest of the estates. In connection with the approval of the Purchase Agreement and the BNYFC Agreement, the Trustee has agreed to waive, release and

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discharge any and all claims which the estates have, may have, or may later acquire against BNYFC which waiver, release or discharge is to be binding upon any successor to the Trustee or the Debtors, including without limitation, any Trustee appointed under Chapter 7 or any party claiming through the Trustee or the Debtors. In addition, in consideration of BNYFC providing the financing for the Purchase Agreement, as well as the consideration provided in the BNYFC Agreement, the professionals retained during the Chapter 11 proceedings, with the exception of the law firm of Ruden, McClosky, Smith, Schuster and Russell ("Ruden"), have also agreed to waive, release and discharge their right, if any, to assert a claim against BNYFC arising under Section 506(c) of Title 11 of the United States Code or otherwise, including theories of QUANTUM MERUIT, unjust enrichment or similar theories which relate to expenses or actions which they may otherwise claim was for the protection, preservation, insurance, maintenance, location or surrender of BNYFC's collateral.

         L. The Trustee, Purchaser and BNYFC have each acted in good faith. Purchaser is therefore entitled to the protections of a good faith purchaser under Section 363(m) of the Bankruptcy Code. In the absence of a stay pending appeal, the Trustee, Purchaser and BNYFC will act in good faith pursuant to
Section 363(m) of the Bankruptcy Code and applicable law in closing the transactions contemplated by the Purchase Agreement and the BNYFC Agreement and any other documents and instruments contemplated thereby at any time after entry of this Order.

         M. The Trustee and Purchaser have negotiated the terms of the Purchase Agreement at arms-length.

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                               CONCLUSIONS OF LAW

         NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

         1. The findings of fact set forth above and conclusions of law stated herein shall constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall later be determined to be a finding of fact, it shall be so deemed.

         2. Based upon the Court's review of the circumstances attendant to the Motion and the sale and other transactions proposed therein, the shortening of the Notice of the Bid Procedure Hearing is appropriate and proper in all respects under 11 U.S.C. ss. 102.

         3. Due Notice of the Motion has been given to the Debtors, the Debtors' secured creditors, the Creditors' Committees, the Purchaser, parties to the Contracts, applicable governmental and regulatory agencies issuing permits to the Debtors, all pertinent taxing authorities, the Office of the United States Trustee, and all other parties in interest in accordance with the Motion, the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), the Local Rules and the Scheduling Order of this Court, and no other or further notice is therefore necessary.

         4. The Sale Hearing was properly conducted before the Court pursuant to the terms of the Motion and the Bid Procedure Order.

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         5. The Court has jurisdiction to hear and determine the propriety of entering the Sale Order pursuant to 28 U.S.C. ss.ss. 157 and 1334. Adjudication of the Motion is a core proceeding pursuant to 28 U.S.C. ss.ss. 157(b)(2)(A),
(M), and (O). The statutory predicates for the relief requested herein include ss.ss. 105, 363(b), 363(f), 363(m), 365(b) and 365(f) of the Bankruptcy Code,
Rules 2002, 4004, 6004 and 9019 of the Bankruptcy Rules and Rules 2002-1, 4001-1, 6004-1, 9013-1 and 9019-1 of the Local Rules.

         6. The Purchase Agreement shall be and is hereby approved in all respects.

         7. The terms and conditions of the Purchase Agreement and other documents and instruments executed in connection therewith are hereby approved in all respects, and the sale of the Purchased Assets and other transactions contemplated under the Purchase Agreement are hereby authorized and approved in all respects under Sections 105, 363(b), 363(f), 363(m), 365(a), 365(b) and
365(f) of the Bankruptcy Code;

         8. The Trustee is authorized and empowered to: (i) execute the Purchase Agreement and other instruments and documents necessary to consummate the transactions contemplated thereby; (ii) fully perform under and implement the Purchase Agreement, together with any and all additional instruments and documents that may be reasonably necessary or desirable to consummate the transactions contemplated therein, including, but not limited to, the continuation of the Debtors' businesses consistent with and as contemplated by the Purchase Agreement through the closing date.

         9. Pursuant to Section 363(f) of the Bankruptcy Code, the Purchased Assets acquired under the Purchase Agreement shall be transferred to the Purchaser free and clear of all mortgages, security interests, conditional sale or other title retention agreements, pledges,

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hypothecation, liens, judgments, encumbrances, or claim of any kind or nature
(including, without limitation) any and all "claims" as defined in Section 101(5) of the Bankruptcy Code), whether arising by agreement, statute or otherwise and whether arising before, on or after the Petition Date (collectively, the "Liens") other than the Tax Liens, with such Liens to attach to the proceeds of sale with the same validity, force and effect as they now have with respect to the Purchased Assets.

         10. The Tax Liens which secure the indebtedness due from the respective Debtors to the county tax collectors for Manatee, Collier, Palm Beach, Pasco, Broward, Glade and Miami-Dade counties shall remain as senior liens on the property which currently secures the existing tax indebtedness due each respective county which indebtedness has been assumed by the Purchaser and each county's allowed secured tax claim shall be restructured and paid by the Purchaser over a six year period from the date of the closing of the sale (the "Closing Date"). With the exception of Miami-Dade County, commencing on and after the Closing Date, the restructured tax indebtedness will accrue interest at a rate of 8% per annum, payable on a quarterly basis with the first payment being made three months after the consummation of the sale. Absent default by the Purchaser on its payment of the restructured tax debt, the respective tax collectors for Manatee, Collier, Palm Beach, Pasco, Broward, and Glade counties are prohibited from taking any administrative or legal action to issue tax certificates or tax deeds with respect to the Purchased Assets, or conduct a public sale of any Purchased Assets that are subject to any tax certificate.

         11. The requirements set forth in 11 U.S.C. ss.365 for the assumption and assignment of the Contracts delineated in Exhibit "A" to this Order, including the provision of

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adequate assurance of future performance, are all satisfied. The Cure Amounts set forth on Exhibit "A" to this Order are the amounts necessary to cure any and all defaults under the Contracts which are to be assumed and assigned to the Purchaser. Payment of such amounts by, or on behalf of, the Trustee shall constitute a cure of such defaults through the Closing Date. The Trustee is authorized and directed to assume and assign to the Purchaser those Contracts delineated on Exhibit "A" to this Order effective on the Closing Date.

         12. Except as provided in the NRR Stipulation, the Trustee shall pay all Cure Amounts to the parties to the Contracts on or before the Closing Date. Purchaser shall not be liable for any Cure Amounts, except as provided in the NRR Stipulation.

         13. The Trustee and Purchaser have modified the Exhibit "B" to the Motion to delete the Landfill Disposal Agreement dated October 31, 1997 (the "SLI Agreement") with Sebring Landfill, Inc. ("SLI") from the list of Contracts to be assumed and assigned to Purchaser. This modification was reflected in Exhibit "D" to the Purchase Agreement.

         14. The Trustee and Purchaser have also modified Exhibit "D" to the Purchase Agreement to delete (i) the Contractor Agreement between NRR and Waste Magic Recyclers Central, Inc. and (ii) the Transoil Lease with T/A Development, Inc. ("T/A") from the list of Contracts to be assumed and assigned to Purchaser.

         15. The foregoing modifications are hereby approved.

         16. The Trustee intends to Procure a separate Order(s) authorizing the rejection of the SLI Agreement, the Transoil Lease and the Contractor Agreement.

         17. The Trustee may permit Purchaser to use and occupy certain property of the estate on such terms as are acceptable to Purchaser and the Trustee after the Closing Date.

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         18. Purchaser shall have no liability to T/A, NRR, SLI or any other party for any damages resulting from their respective leases, contracts, or the rejection thereof.

         19. The NRR Stipulation is in the best interest of the estates and is hereby approved in all respects. NRR, the Trustee, BNYFC and Purchaser are hereby authorized to consummate the terms of the NRR Stipulation.

         20. The BNYFC Agreement shall be, and hereby is, approved in all respects.

         21. The Trustee is authorized and empowered to execute the BNYFC Agreement and other instruments and documents necessary to consummate the transactions contemplated thereby. The Purchaser shall pay the purchase price to the Trustee who shall remit same to BNYFC to be credited against the indebtedness due BNYFC with the exception of that portion of the sale proceeds which are to be contributed by BNYFC to the estates pursuant to the BNYFC Agreement, unless the Purchaser assumes BNYFC's lien.

         22. To the extent deemed necessary to obtain title insurance with respect to acquired real property or, to perfect title with respect to acquired personal property, Purchaser shall be entitled to a further Order from this Court, if necessary, incorporating the legal descriptions with respect to the real property and detailed itemizations as to all or a portion of the personal property which are included in the Purchased Assets. Without limiting the foregoing, the Contract and real property, the legal descriptions of which are set forth in Exhibit "C" attached hereto, shall be transferred by the Trustee to the Purchaser.

         23. With the exception of the Tax Liens (and the liens of BNYFC if BNYFC determines in its sole discretion to allow the purchase to be made subject to its liens) all other persons and entities holding Liens with respect to the Purchased Assets shall be, and hereby are,

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forever barred from asserting such Liens against the Purchased Assets, the
Purchaser, or its successors or assigns.

         24. Any claim that the Trustee or the Debtors' estates have or may have against BNYFC are hereby waived, released and discharged and such waiver, release and discharge shall be binding on any successor to the Trustee and the Debtors, including without limitation, any Trustee appointed under Chapter 7 of the Bankruptcy Code and any party claiming through or on behalf of the estate. Any claim which any professional retained in the proceedings has or may have against BNYFC under Section 506(c) of the Bankruptcy Code or otherwise, including but not limited to, theories of QUANTUM MERUIT, unjust enrichment or similar theories which relate to the expense or action for the protection, preservation, insurance, maintenance, operation, surrender or return of BNYFC's collateral is hereby waived, released and discharged with respect to those professionals who have executed and delivered releases in favor of BNFYC and
(ii) transferred, in their entirety, to the Contribution Fund (as defined in the BNYFC Agreement) with respect to Ruden or any other professional who has not executed and delivered a release in favor of BNYFC.

         25. This Sale Order: (i) is and shall be effective as a determination that, on the date of transfer of the Purchased Assets, all Liens with respect to the Purchased Assets existing prior to the transfer have been unconditionally released, discharged and terminated, and that the conveyance has been affected; and (ii) is and shall be binding upon and govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, officials and all other persons or

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entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, record or otherwise release or issue, in connection with such transfer, any documents or instruments, or who may be required to report or insure any title or state of title in or to the Purchased Assets.

         26. Each and every federal, state and local government unit or department be, and hereby is, directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement.

         27. This Court shall retain jurisdiction: (i) to enforce and implement the terms and provisions of the Purchase Agreement, the Contribution Agreement and each of the documents and instruments which must be executed in connection therewith; (ii) to protect Purchaser against all Liens on Purchased Assets;
(iii) to compel delivery of the Purchased Assets to Purchaser; (iv) to resolve any disputes related to the Asset Purchase Agreement, the BNYFC Agreement or the assumption and assignment of executory contracts, unexpired leases and permits;
(v) to interpret, implement and enforce the provisions of the Purchase Agreement, the BNYFC Agreement, the NRR Stipulation and this Sale Order; and
(vi) to approve the disposition of the funds remaining with the estate pursuant to the BNYFC Agreement.

         28. The terms and provisions of this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Trustee, the Debtors, their respective estates, and their creditors, BNYFC, the Purchaser and its respective successors and assigns, including, without limitation, any trustee appointed for the Debtors in any superseding proceedings under Chapter 7 of the Bankruptcy Code, and any affected third parties, including but not limited to,

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any landlord, lessor or mortgage holder asserting a claim or interest in any of the Purchased Assets.

         29. The failure specifically to include in this Order any particular provisions of the Purchase Agreement, NRR Stipulation or the BNYFC Agreement shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Purchase Agreement, NRR Stipulation and the BNYFC Agreement be authorized and approved in their entirety.

         30. The Objection of NRR to the Sale Motion is withdrawn. The Objection is settled pursuant to the terms of the NRR Stipulation.

         31. As allowed by Bankruptcy Rule 8005, notwithstanding Bankruptcy Rule 7062, this Sale Order shall be effective and enforceable immediately upon entry.

         DONE AND ORDERED in Chambers in Ft. Lauderdale, Florida on
June 23, 1999.



                                       ---------------------------------------
                                       HONORABLE RAYMOND B. RAY
                                       UNITED STATES BANKRUPTCY JUDGE

Attorney Craig V. Rasile is
directed to serve conformed
copies of this Order upon
all interested parties.


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